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HANCOCK FABRICS, INC.                                            EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)


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---------------------------------------------------------------------------------------------------
(dollars in thousands, except for
 per share amounts)                        Thirteen Weeks Ended           Twenty-six Weeks Ended
                                        ---------------------------     ----------------------------
                                          August 2,       August 3,       August 2,       August 3,
                                            1998             1997            1998           1997
----------------------------------------------------------------------------------------------------
Primary earnings per share

  Net earnings                          $        442    $      1,689    $      2,549    $      4,028
                                        ============    ============    ============    ============
  Weighted average number of
   common shares outstanding during
   period                                 20,298,940      21,042,261      20,456,265      21,012,446
                                        ============    ============    ============    ============
Basic earnings per share                $       0.02    $       0.08    $       0.12    $       0.19
                                        ============    ============    ============    ============

Diluted earnings per share

  Net earnings                          $        442    $      1,689    $      2,549    $      4,028
                                        ============    ============    ============    ============
  Weighted average number of common
    shares outstanding during
    period                                20,298,940      21,042,261      20,456,265      21,012,446

  Common stock equivalents                   239,977         394,978         337,422         386,837

  Contigently issuable shares                 56,203          74,311          77,722          57,342
                                        ------------    ------------    ------------    ------------
                                          20,595,120      21,511,550      20,871,409      21,456,625
                                        ============    ============    ============    ============
Diluted earnings per share              $       0.02    $       0.08    $       0.12    $       0.19
                                        ============    ============    ============    ============
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